NOMURA PARTNERS FUNDS, INC.

THIRD AMENDMENT

TO SECOND AMENDED and RESTATED

COMPLIANCE SERVICES AGREEMENT

This Third Amendment (“Amendment”) to the Second Amended and Restated Compliance Services Agreement dated as of December 31, 2009, as amended (the “Agreement”), by and among Nomura Partners Funds, Inc. (the “Client”), Foreside Compliance Services, LLC and Foreside Management Services, LLC (collectively, “Foreside”), is hereby entered into as of                     , 2012 (the “Effective Date”).

WHEREAS, Client and Foreside wish to amend Appendix A of the Second Compliance Agreement to add the High Yield Fund, and remove the Global Alpha Equity Fund and the International Growth Equity Fund;

NOW, THEREFORE, Client and Foreside hereby agree as follows:

1.	Appendix A to the Agreement is hereby amended and restated as provided on Exhibit A attached hereto.

2.	Except as amended hereby, all other terms and conditions of the Second Compliance Agreement shall remain in full force and effect and are hereby incorporated herein by reference.

3.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FORESIDE COMPLIANCE SERVICES, LLC		NOMURA PARTNERS FUNDS, INC., on behalf of each of its series severally and not jointly

By:	/s/ Richard J. Berthy	By:	/s/ J. Douglas Azar
	Richard J. Berthy, President		J. Douglas Azar, Chairman of the Board

FORESIDE MANAGEMENT SERVICES, LLC

By:	/s/ Richard J. Berthy
Richard J. Berthy, President

Exhibit A

NOMURA PARTNERS FUNDS, INC.

SECOND AMENDED and RESTATED

COMPLIANCE SERVICES AGREEMENT

Appendix A

As of December 10, 2012

The Japan Fund

Asia Pacific ex Japan Fund

India Fund

Greater China Fund

Global Equity Income Fund

Global Emerging Markets Fund

High Yield Fund

International Equity Fund

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